Exhibit 99.1

Contact:	George Huhta Technology Solutions Company 312.228.4760 george_huhta@techsol.com

TECHNOLOGY SOLUTIONS COMPANY ANNOUNCES
ACQUISITION OF PROCEED NORTH AMERICA

New Division Leverages TSC Technology and Application Expertise
To Deliver SAP Packaged Services

CHICAGO, IL and STAMFORD, CT — October 5, 2004 — Technology Solutions Company (TSC) (Nasdaq: TSCC), a consulting company delivering business benefits through the application of information technology, and Proceed North America LLC (Proceed), an SAP Packaged Services partner in the US, today announced that they have entered into an asset purchase agreement under which TSC will acquire Proceed’s business.

With the acquisition, Proceed becomes a division of TSC and will continue to serve as a primary implementation partner for SAP® Packaged Services in the US. Available through SAP direct, SAP Packaged Services are designed to address more than 50 specific business and IT functions, such as data archiving, fax and email automation, and automating purchase order and requisition approval processes. As both a development and implementation partner, Proceed offers clearly-defined, fixed-price SAP Packaged Services, and all are delivered within 30 days of the start of the project. As a result, SAP Packaged Services deliver the rapid efficiency improvements customers need to continually increase their return on investment and lower their total cost of ownership.

“SAP Packaged Services address the current IT marketplace where companies focus on continuous improvement in their business systems and require a defined return on investment for each project,” said Michael R. Gorsage, TSC president and CEO. “With the acquisition of Proceed, TSC can now offer a wide range of value-based, fixed-price solutions tailored for SAP clients.”

TSC has been an SAP Services Partner since 1995 and has implemented SAP enterprise applications and technology across a range of Fortune 1000 firms.

Yvonne Hyland, Proceed president and CEO, stated, “Since we began offering SAP Packaged Services in North America, we have seen demand grow. All the SAP customers we have spoken with really like this low risk, high value “no surprise” approach to resolving their business needs. By leveraging TSC’s deep SAP technical, implementation and project management experience, we can accelerate the development and delivery of SAP Packaged Services which is what customers are demanding.” Hyland will become a Senior Vice President at TSC to lead the new division, which will retain all current Proceed employees.

About Technology Solutions Company

Delivering business benefits through the application of information technology, Technology Solutions Company (TSC) is an IT consulting firm committed to helping clients in Manufacturing, Health Care, Consumer and Retail, and Financial Services address the strategic business challenges of ERP, Customer Relationship Management, Compliance, Change Management and Training, and Business Technology. Our range of services include IT strategy, project planning, software selection, reengineering, implementation, upgrades, training, and outsourcing. Headquartered in Chicago, TSC has worked with more than 800 clients worldwide, including the majority of the Fortune 100. For more information, please visit www.techsol.com.

About SAP Direct

SAP Americas customers may order SAP Packaged Services online at www.sap.com/usa/direct or toll free at 1-800-238-5695. A catalog of all the SAP direct offerings is also available at www.sap.com/usa/direct.

CERTAIN FORWARD-LOOKING STATEMENTS AND FACTORS THAT MAY AFFECT FUTURE RESULTS

This press release contains or may contain certain forward-looking statements concerning the Company’s financial position, results of operations, cash flows, business strategy, budgets, projected costs and plans and objectives of management for future operations, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” and other similar expressions. These forward-looking statements involve significant risks and uncertainties. Although the Company believes its expectations reflected in such forward-looking statements are based on reasonable assumptions, readers are cautioned that no assurance can be given that such expectations will prove correct and that actual results and developments may differ materially from those conveyed in such forward-looking statements. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements in this press release include, among others, our ability to successfully introduce new service offerings, our ability to manage the pace of technological change including our ability to refine and add to our service offerings to adapt to technological changes, our ability to manage the current downturn in our business and in our industry and the economy in general, our ability to manage our current decreased revenue levels, our ability to attract new business and increase revenues, our ability to attract and retain employees, our ability to accommodate a changing business environment, general business and economic conditions in the Company’s operating regions, market conditions and competitive factors, our dependence on a limited number of clients and the potential loss of significant clients, our ability to continue to attract new clients and sell additional work to existing clients, our ability to consummate the pending Zamba transaction and successfully integrate the Zamba business with our business, and our ability to manage costs and headcount relative to expected revenues, all as more fully described in the Company’s periodic reports filed with the Securities and Exchange Commission from time to time. Such forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. If the Company does update or correct one or more forward-looking statements, readers, investors and others should not conclude that the Company would make additional updates or corrections with respect thereto or with respect to other forward-looking statements. Actual results may vary materially.

###